Exhibit 10.5

INVESTORS REAL ESTATE TRUST

Stock Award Agreement

THIS STOCK AWARD AGREEMENT (this “Agreement”), dated as of June 22, 2016, governs the Stock Award granted by INVESTORS REAL ESTATE TRUST, a North Dakota real estate investment trust (the “Company”) to __________ (the “Participant”), in accordance with and subject to the provisions of the Company’s 2015 Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Award.

(a) In accordance with the Plan, and effective as of June 22, 2016 (the “Date of Grant”), the Company granted to the Participant, subject to the terms of the Plan and this Agreement, a Stock Award of ______ shares of Common Stock (the “Shares”).

2. Vesting of the Shares.

(a) The Participant’s interest in one-third of the Shares shall vest and become nonforfeitable on each of the first anniversary of the Date of Grant and the second and third anniversaries of the Vesting Commencement Date (each a “Vesting Date”) if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant through each applicable Vesting Date. Except as provided in paragraphs 2(b) or (c), if the Participant’s employment with the Company or an Affiliate is terminated prior to a Vesting Date, any Shares that remain unvested as of the date of such termination shall be forfeited.

(b) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date the Participant’s employment is terminated due to Disability or death that occurs before the last Vesting Date, then any Shares that remain unvested will vest in full and become nonforfeitable as of the date of such termination.

(c) If the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until a Control Change Date that occurs before the last Vesting Date and the Participant’s employment is terminated pursuant to a Qualifying Termination as of the Control Change Date or within twelve months following the Control Change Date, then any Shares that remain unvested will vest in full and become nonforfeitable as of the Control Change Date.

3. Transferability.  Shares that are not vested may not be transferred; provided, however, that the Participant may transfer the Participant’s rights under this Agreement by will or the laws of descent and distribution.  Subject to the requirements of applicable securities laws, Shares that have become vested in accordance with paragraph 2 may be transferred.

4. Shareholder Rights.  On and after the Date of Grant and prior to the date that Shares are forfeited, the Participant shall have the right to vote the Shares.  Prior to the date that the Shares become vested and nonforfeitable in accordance with paragraph 2, any dividends or distributions on the Shares shall be accumulated, without interest, and paid in cash when and only to the extent that, the Shares become vested and nonforfeitable.  Notwithstanding the preceding sentences, the Company shall retain custody of any certificates evidencing the Shares until the date the Shares become vested and nonforfeitable in accordance with paragraph 2 and the Participant hereby appoints the Company’s President and the Company’s Secretary as the Participant’s attorneys-in-fact, with full power of substitution, with the power to transfer to the Company and cancel any Shares that are forfeited in accordance with this Agreement.

5. No Section 83(b) Election.  In consideration for the grant of the Stock Award evidenced by this Agreement, the Participant hereby agrees and covenants that the Participant will not make an election under Section 83(b) of the Code with respect to the grant of the Stock Award or the issuance of the Shares.

6. Definitions. For purposes of this Agreement, the following shall have the following meanings:

(a) “Cause” means (i) the Participant’s willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Participant’s material breach of written agreement between the Participant and the Company; (iii) the Participant’s breach of the Participant’s fiduciary duties to the Company or an Affiliate; (iv) the Participant’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Participant’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Participant from serving as an officer or director of a company that has publicly traded securities.  A termination of the Participant shall not be for “Cause” unless the decision to terminate the Participant is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Participant if the Participant is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant to be heard before the Board).  No act or failure to act by the Participant will be deemed “willful” if it was done or omitted to be done by the Participant in good faith or with a reasonable belief on the part of the Participant that the action or omission was in the best interests of the Company or an Affiliate.  Any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel to the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company and its Affiliates.

(b) “Disability” means the Participant has been determined, by a physician selected by the Company and reasonably acceptable to the Participant, to be unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c) “Good Reason” means, without the express written consent of the Participant (i) a change in the Participant’s position with the Company or an Affiliate which results in a material diminution of the Participant’s authority, duties or responsibilities; (ii) a material reduction by the Company or an Affiliate in the annual rate of the Participant’s base salary; or (iii) a change in the location of the Participant’s principal office to a different place that is more than fifty miles from the Participant’s principal office immediately prior to such change.  A reduction in the Participant’s rate of annual base pay shall be material if the rate of annual base salary on any date is less than ninety percent (90%) of the Participant’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Participant’s rate of annual base pay shall be disregarded to the extent that the reduction is applied similarly to the Company’s other officers or other employees.  Notwithstanding the two preceding sentences, a change in the Participant’s duties or responsibilities or a reduction in the annual rate of the Participant’s base salary in connection with the Participant’s termination of employment (for Cause, Disability or retirement), shall not constitute Good Reason and the Participant shall not have Good Reason to resign solely because the Company does not have common shares or other securities that are publicly traded.  A resignation by the Participant shall not be with “Good Reason” unless the Participant gives the Company written notice specifying the event or condition that the Participant asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Participant asserts constitutes Good Reason and the Company has failed to remedy or cure the event or condition during the thirty day period after such written notice is given to the Company.

(d) “Qualifying Termination” means a termination of the Participant’s employment with the Company and its Affiliates on account of (i) the Participant’s death, (ii) the Participant’s Disability, (iii) the Company’s termination of the Participant for a reason other than Cause or Disability or (iv) the Participant’s resignation with Good Reason.

(e) “Vesting Commencement Date” means May 1, 2016.

7. No Right to Continued Employment.  This Agreement and the grant of the Stock Award do not give the Participant any rights with respect to continued employment by the Company or an Affiliate.  This Agreement and the grant of the Stock Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

8. Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this Agreement and the number and kind of Shares shall be adjusted as the Board determines to be equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

9. Governing Law; Venue.  The laws of the State of North Dakota shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction.  Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the

District of North Dakota or in any court of the State of North Dakota sitting in Minot, North Dakota.  Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

10. Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11. Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all of the terms and provisions of the Plan.

12. Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

13. Recoupment.  The Participant acknowledges and agrees that the Participant’s rights in the Shares and any dividends or other distributions paid or payable with respect to the Shares are subject to recoupment or repayment if, and to the extent that, such action is required under applicable law or any Company recoupment or “clawback” policy.

IN WITNESS WHEREOF, the Company and the Participant have executed this Stock Award Agreement as of the date first set forth above.

INVESTORS REAL ESTATE TRUST[NAME OF PARTICIPANT]

By:__________________________________________________

Name:_______________________

Title:  _______________________